Exhibit 10.2

SCHEDULE OF THE COLONIAL BANCGROUP, INC.

DIRECTOR AND COMMITTEE FEES

Quarterly Fees Payable to BancGroup Directors: $6,250 per quarter

Annual Stock Grants for BancGroup Directors: $15,000 per year

Fees Payable to BancGroup Directors for BancGroup Board Meetings: $2,000 per meeting attended.

Quarterly Fees Payable to the Chairman of the Audit Committee: $2,500 per quarter.

Quarterly Fees Payable to the Chairman of the Compensation Committee: $2,000 per quarter.

Quarterly Fees Payable to the Chairman of the Corporate Governance Committee: $1,500 per quarter.

Quarterly Fees Payable to the Chairman of the Asset/Liability Committee: $1,000 per quarter.

Fees Payable to BancGroup Directors for service as a Chairman of any BancGroup Committee: $1,500 per meeting attended.

Fees Payable to BancGroup Directors for service as a member of any BancGroup Committee other than the Audit Committee: $1,250 per meeting attended.

Fees Payable to BancGroup Directors for service as a member of the Audit Committee: $1,500 per meeting attended.

Fees Payable to any Special Litigation Committee: $1,000 per meeting attended, provided, however, that in the event a meeting extends beyond four (4) hours in length, then each member shall receive an additional $500 fee for any additional four (4) hour period or any portion thereof.